Perspective Therapeutics Provides Recent Business Highlights and
Reports 1Q 2026 Results

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Differentiated ²¹²Pb radiopharmaceutical platform designed to optimize tumor killing, safety, patient convenience and supply scalability
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Three clinical-stage oncology programs advancing across neuroendocrine tumors, melanoma and FAP-positive solid tumors with multiple clinical catalysts expected in 2026 across VMT-α-NET, VMT01 and PSV359 programs; lead program, VMT-α-NET, advancing toward a registration‑enabling study
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Regional manufacturing network designed to support reliable supply of ready-to-administer radiopharmaceuticals for clinical development and potential commercialization; Chicago site expected to complete construction in 2026
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Cash runway expected into late 2027 to support planned clinical milestones and operational investments; cash, cash equivalents, and short-term investments of approximately $271M as of March 31, 2026

SEATTLE – May 11, 2026 – Perspective Therapeutics, Inc. (“Perspective,” the “Company,” “we,” “us,” and “our”) (NYSE AMERICAN: CATX), a radiopharmaceutical development company pioneering advanced treatments for cancers throughout the body, today provided a business update and announced results for the quarter ended March 31, 2026.

“The first quarter of 2026 was marked by continued execution across our clinical programs and strengthening of our financial position,” said Thijs Spoor, Perspective’s CEO. “Our focus on engineering the alpha advantage across every part of the radiopharmaceutical value chain - from the radioisotope to optimized structural chemistry, theranostic processes, and regional manufacturing - differentiates Perspective, and we look forward to providing clinical and manufacturing updates throughout 2026.”

Clinical Highlights

VMT-α-NET

We are conducting a multi-center, open-label, dose-finding study (clinicaltrials.gov identifier NCT05636618) of [212Pb]VMT-α-NET in patients with unresectable or metastatic somatostatin receptor type 2 (SSTR2)-positive neuroendocrine tumors (NETs) who have not received prior radiopharmaceutical therapies (RPT).

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Updated interim data from the study, as of a data cut-off (DCO) date of March 4, 2026, were presented at the American Association for Cancer Research Annual Meeting 2026 in April 2026.

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As of April 30, 2026, the first 23 patients in Cohort 2 have had the opportunity for at least 60 weeks of follow-up since beginning treatment. By late 2026, all 46 patients in Cohort 2 will have had the opportunity for at least 60 weeks of follow-up since beginning treatment.

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We believe our clinical data package positions us for meaningful regulatory engagement in 2026 to align on the path forward.

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As of April 30, 2026, a total of 20 patients have been treated in Cohort 3. This cohort is now closed to enrollment. By late 2026, the eight patients initially enrolled for dose-limiting toxicity (DLT) assessment will have had the opportunity for at least 48 weeks of follow-up since beginning treatment.

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Cohort 4 is now open for recruitment.

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During the dose-finding phase of the study, we enrolled primarily NET patients whose disease originated in the pancreas or the digestive tract. We have an allowance for enrollment of NET patients whose disease originated in the lung (of which small cell lung cancer is a subset), pheochromocytoma/paraganglioma NETs, and SSTR2+ meningioma.

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We opened a proof-of-concept cohort of meningioma patients. To date, there is no approved systematic therapy for this disease. The unmet medical need may support an expedited development path.

VMT01

VMT01 is an MC1R-targeted RPT that can be radiolabeled with either 203Pb for patient selection and dosimetry assessment or 212Pb for alpha-particle therapy. We are conducting a multi-center, open-label, dose-finding study (clinicaltrials.gov identifier NCT05655312) in heavily pre-treated patients with histologically confirmed melanoma and MC1R-positive imaging scans.

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Since dosing re-opened for 3.0 mCi of VMT01 as monotherapy, and was initiated for 3.0 mCi of VMT01 in combination with nivolumab in September 2025, 10 patients had received VMT01 3.0 mCi treatment as of February 28, 2026; six patients had received VMT01 at 3.0 mCi in combination with nivolumab, and four patients had received 3.0 mCi of VMT01 as monotherapy, in addition to the three patients who received this monotherapy dose in late 2023. Both cohorts are now closed for enrollment.

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By late 2026, the 10 patients who had received VMT01 3.0 mCi treatment since the initiation or re-opening of these cohorts in September 2025 will have had the opportunity for at least 24 weeks of follow-up after their initial doses, sufficient time to have completed at least one scan after the full course of treatment (up to three doses every eight weeks).

PSV359

We designed PSV359 to target and deliver 212Pb to tumor sites expressing fibroblast activation protein-α (FAP-α), which is associated with multiple highly prevalent solid tumors, in patients in need of additional treatment options.

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As of April 30, 2026, two patients in Cohort 1 had been treated with [212Pb]PSV359 at 2.5 mCi, and seven patients in Cohort 2 had been treated at 5.0 mCi, for a total of nine patients. By late 2026, these patients will have had the opportunity for at least 32 weeks of follow-up after their initial doses, sufficient time to have completed at least one scan after the full course of treatment (up to four doses every eight weeks).

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Cohort 3 is now open for recruitment.

Updates to the preclinical pipeline

Our discovery team is preparing additional novel constructs for potential first-in-human (FIH) imaging.

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In May 2026, we presented an FIH image for PSV594, designed to target and deliver 212Pb to tumor sites expressing the Cholecystokinin 2 Receptor (CCK2R), which is expressed across a range of hard-to-treat cancers. The targeting moiety may also be radiolabeled with 203Pb or 68Ga to detect CCK2R expression in-vivo. Preclinical and FIH images suggest the targeting moiety has clean, precise tumor uptake with limited kidney retention, which may result in a desirable therapeutic index.

Updates on manufacturing infrastructure

We continue to make progress on expanding our manufacturing capabilities by increasing and enhancing capacity at existing facilities and building out recently acquired sites.

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Our flagship site in the Chicago area is on track to complete construction this year. We are building a complementary site in the Los Angeles area and have plans beyond our current footprint.

First Quarter 2026 Financial Summary

Cash, cash equivalents, and short-term investments as of March 31, 2026, were approximately $271 million as compared to $145 million as of December 31, 2025. In February 2026, we announced the closing of an underwritten offering of securities with net proceeds of approximately $164 million after deducting underwriting discounts and commissions and other offering-related expenses. We believe our cash, cash equivalents, and short-term investments as of March 31, 2026, will be sufficient to fund our current clinical milestones and operational investments into late 2027.

As of March 31, 2026, we had approximately 114.0 million shares of common stock and approximately 20.5 million warrants and options to purchase shares of common stock outstanding. In connection with the February 2026 underwritten offering of securities noted above, we issued 39.6 million shares of common stock along with pre-funded warrants to purchase 6.6 million shares of common stock.

Research and development expenses were $21.4 million for the three months ended March 31, 2026, compared to $14.3 million for the three months ended March 31, 2025, an increase of approximately 50%. The increase in research and development expenses was primarily related to higher personnel costs, including share-based compensation, due to additional headcount to support our ongoing clinical trials, as well as increased spending on contract development and manufacturing organizations, clinical site activities, drug programs and delivery, pipeline studies and consulting.

General and administrative expenses were $7.0 million for the three months ended March 31, 2026, compared to $7.8 million for the three months ended March 31, 2025, a decrease of approximately 10%. The decrease in general and administrative expenses was primarily due to decreased fees for professional and consulting services and fees related to operating as a public company, partially offset by increased personnel costs.

Net loss for the three months ended March 31, 2026, was $26.2 million, or $0.25 per basic and diluted share, compared to a net loss of $18.2 million, or $0.25 per basic and diluted share, for the same period in 2025. During the three months ended March 31, 2026 and 2025, there was a net benefit of $2.1 million and $2.3 million, respectively, in net interest income and other expenses. In addition, during the three months ended March 31, 2025 we recognized $1.4 million of Deferred Income, which was received in 2024.

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc. is a radiopharmaceutical development company pioneering advanced treatments for cancers throughout the body. The Company has proprietary technology that utilizes the alpha-generating isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moieties. The Company is also developing complementary imaging techniques that incorporate the same targeting moieties, which provides the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables visualization of the specific tumor and subsequent treatment, potentially improving efficacy and minimizing toxicity.

The Company is advancing a portfolio of clinical-stage programs in the U.S., including VMT-α-NET (neuroendocrine tumors), VMT01 (melanoma), and PSV359 (solid tumors).

The Company is expanding its regional finished drug product candidate supply network, enabled by its proprietary 224Ra/212Pb generator platform used to manufacture clinical drug product candidates, to support the delivery of patient-ready drug product candidates for clinical trials and, if approved, commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "estimate," "believe," "predict," "potential," or "continue" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include express or implied statements concerning, among other things, the Company's expectations regarding cash runway; the Company’s manufacturing, distribution and commercialization plans and capabilities; the Company’s clinical and preclinical development plans and the expected timing for the release of additional data from its development programs; the Company’s beliefs that its product candidates address certain unmet medical needs; the Company’s expectations regarding regulatory pathways for its product candidates, the Company’s interactions with regulatory agencies and the expected timing thereof; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions, or expectations disclosed in the forward-looking statements, and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the results described in or implied by the forward-looking statements. Known risk factors include that the Company’s preclinical development plans and clinical trials may be more costly or take longer to complete than anticipated, or may never be completed, or may not generate results that warrant future development of the tested product candidate; the Company may elect to change its strategy regarding its product candidates and development activities; economic and market conditions may worsen; regulatory agencies may issue decisions that negatively impact the Company’s product candidates and clinical development plans; and risks related to the sufficiency of the Company’s cash resources for its future operating expenses and capital expenditures. A more complete discussion of the risks and uncertainties facing the Company appears under the heading "Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC"), in the Company's other filings with the SEC, and in the Company's future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media and Investor Relations Contact:

Perspective Therapeutics IR:

Annie J. Cheng, CFA

ir@perspectivetherapeutics.com

ENTENTE Network of Companies

Virginia Amann

virginiaamann@ententeinc.com

Perspective Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except shares and par value data)

	March 31,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,972	$30,629
Short-term investments	216,957	114,108
Accounts receivable, net (allowance for doubtful accounts was $375 for each period)	58	6
Prepaid expenses and other current assets	4,365	3,646
Total current assets	275,352	148,389
Noncurrent assets:
Property and equipment, net	92,483	76,597
Right of use asset, net	2,444	1,500
Intangible assets, in-process research and development	40,000	40,000
Other assets, net	490	486
Total assets	410,769	266,972

LIABILITIES AND STOCKHOLDERSʼ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$26,485	$20,511
Lease liability	1,069	623
Accrued personnel expenses	3,876	7,489
Note payable	56	56
Total current liabilities	31,486	28,679
Noncurrent liabilities:
Lease liability, net of current portion	1,552	1,005
Note payable, net of current portion	1,554	1,569
Deferred Income	26,600	26,600
Deferred tax liability	1,702	1,702
Other noncurrent liabilities	437	386
Total liabilities	63,331	59,941

Commitments and contingencies

Stockholdersʼ equity:
Preferred stock: $0.001 par value; 7,000,000 shares authorized; 5,000,000 designated Series B convertible; no shares issued	-	-
Common stock: $0.001 par value; 750,000,000 shares authorized; 114,017,755 and 74,337,990 shares issued	114	74
Additional paid-in capital	708,579	541,687
Accumulated other comprehensive (loss) income	(226)	110
Accumulated deficit	(361,029)	(334,840)
Total stockholdersʼ equity	347,438	207,031
Total liabilities and stockholdersʼ equity	$410,769	$266,972

Perspective Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss (unaudited)

(Dollars and shares in thousands, except for per-share amounts)

	Three Months Ended March 31,
	2026	2025

Grant revenue	$76	$342

Operating expenses:
Research and development	21,372	14,332
General and administrative	6,985	7,842
Total operating expenses	28,357	22,174
Operating loss	(28,281)	(21,832)

Non-operating income (expense):
Interest income	2,197	2,384
Interest and other expense	(105)	(128)
Other income from a related party	-	1,400
Equity in loss of affiliate	-	(1)
Total non-operating income, net	2,092	3,655
Net loss	$(26,189)	$(18,177)

Basic and diluted loss per share	$(0.25)	$(0.25)

Weighted average shares used in computing net loss per share:
Basic and diluted	103,604	72,357

Unrealized (loss) gain on available-for-sale securities	$(336)	$70
Comprehensive loss	$(26,525)	$(18,107)